Contacts:
Media: Lauren Burk at 703.469.1004 or lburk@fbr.com
Investors: Paul Beattie at 703.312.9673 or pbeattie@fbr.com

FBR Group Reports First Quarter Earnings

ARLINGTON, VA, April 24, 2008 - Friedman, Billings, Ramsey Group, Inc. (FBR Group; NYSE: FBR) today reported net after-tax earnings of $45.1 million, or $0.30 per share (diluted), for the quarter ended March 31, 2008 compared to a net after-tax loss of $185.9 million, or $1.08 per share (diluted) in the first quarter of 2007.

FBR Group ended the quarter with $667 million of consolidated total capital, including $318 million of trust preferred securities. Of this capital, $259 million was attributable to FBR Group’s 52% ownership interest in FBR Capital Markets Corporation (FBR Capital Markets) (NASDAQ: FBCM). Of the remaining $408 million in capital, FBR Group had approximately $240 million invested in cash and agency securities at the end of the first quarter. Book value net of Accumulated Other Comprehensive Income (AOCI)(1) as of March 31, 2008 was $3.02 per share compared to book value net of AOCI of $2.70 as of December 31, 2007.

The first quarter 2008 results reflect:

▪	a $73.0 million non-cash GAAP reversal of pre-bankruptcy losses relating to First NLC Financial Services (FNLC),

▪	$3.4 million of losses related primarily to pre-bankruptcy FNLC activities,

▪	$15.0 million of investment-related losses, including $3.6 million related to merchant banking and $10.6 million related to non-prime securities,

▪	a $4.2 million net operating loss at FBR Group for the quarter, and

▪	a $5.3 million loss, representing FBR Group’s proportionate share of 52%-owned FBR Capital Markets’ first quarter loss.

The $372 million net operating loss carry-forward and the $268 million of capital loss carry-forward disclosed last quarter remain a potential future economic benefit.

1

“We benefited from low leverage and a strong liquidity position during the quarter,” said J. Rock Tonkel, Jr., President and Chief Operating Officer of FBR Group. “Going forward, we expect to benefit from the full effect of the $578 million of agency hybrid securities added during the first quarter which had a spread in excess of 225 basis points on March 31st. In addition, we have reduced operating expenses from ongoing operations by 28% from the average 2007 quarterly run-rate, and we expect additional cost reductions during the remainder of 2008.”

Mortgage Investment Portfolio

Excluding FBR Capital Markets, FBR Group's investments in mortgage-backed securities (MBS), primarily government agency securities, averaged $1.9 billion with a one-month CPR of 9.9, and an ending net premium of $13 million. The net yield on MBS for the first quarter was 4.76% with a corresponding cost of funds of 3.76% for a net spread of 1.00%. At the end of the quarter, total MBS was $2.5 billion with a yield of 4.22% and a cost of funds of 2.81% for a net spread of 1.41%.

Merchant Banking

Excluding merchant banking investments of $54.0 million at FBR Capital Markets, the total value of the merchant banking investments held by FBR Group at the close of the first quarter was $44.5 million.

Looking Ahead

“We continue to examine strategies to maximize the economic benefit that can be derived from the Company’s substantial net operating and capital loss carry-forwards,” said Eric F. Billings, Chairman and Chief Executive Officer of FBR Group. “Our balance sheet at the end of the quarter includes $408 million of long-term capital, approximately $240 million of which is in cash and highly liquid agency securities. This financial strength positions us well to manage through the current environment with a goal of growing earnings and capital and increasing shareholder value as we continue to implement our core strategy of investing in a leveraged portfolio of hybrid agency mortgage-backed securities on a hedged basis.”

FBR Capital Markets Corporation

FBR Capital Markets yesterday reported a net after-tax loss of $10.2 million, or $0.16 per share (diluted), for the quarter ended March 31, 2008, compared to net after-tax income of $11.0 million, or $0.17 per share (diluted) in the first quarter of 2007.

Net revenues for the first quarter were $104.0 million compared to net revenues of $60.7 million in the fourth quarter of 2007 and $143.2 million in first quarter of 2007. At the close of the first quarter, FBR Capital Markets had $503.0 million in equity, $313.3 million of cash, and a book value of $7.77 per share.

2

Complete financial results and tables for FBR Capital Markets can be found at www.fbr.com.

FBR Group will host an earnings conference call this morning, Thursday, April 24, 2008 at 9:00 A.M. U.S. EDT. Investors wishing to listen to the call may do so via the web at:
http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome.

Replays of the webcast will be available after the call.

Friedman, Billings, Ramsey Group, Inc. (FBR) invests in mortgage-related assets, merchant banking opportunities and is the majority owner of FBR Capital Market Corporation, a separate publicly traded company. FBR is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.fbr.com.

1Accumulated Other Comprehensive Income (AOCI) includes changes in the value of available-for-sale securities and cash flow hedges. FBR believes that such changes represent temporary market fluctuations, are not reflective of our market strategy, and, therefore, the exclusion of AOCI provides a reasonable basis for calculating returns.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company's Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

Financial data follows.
# # #

3

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$64,910	70.3%	$97,247	787.6%
Advisory	5,076	5.5%	6,458	52.3%
Institutional brokerage:
Principal transactions	5,957	6.5%	2,036	16.5%
Agency commissions	25,850	28.0%	23,818	192.9%
Asset management:
Base management fees	4,644	5.0%	5,528	44.8%
Incentive allocations and fees	-	0.0%	104	0.8%
Principal investment:
Interest	25,914	28.1%	181,696	1471.6%
Net investment loss	(19,687)	-21.3%	(59,713)	-483.6%
Dividends	429	0.5%	959	7.8%
Mortgage banking:
Interest	36	0.0%	26,530	214.9%
Net investment income (loss)	468	0.5%	(106,859)	-865.5%
Other	2,335	2.5%	4,094	33.1%
Total revenues	115,932	125.6%	181,898	1473.2%
Interest expense	23,650	25.6%	169,551	1373.2%
Revenues, net of interest expense	92,282	100.0%	12,347	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	76,954	83.4%	103,982	842.2%
Professional services	12,467	13.5%	13,854	112.2%
Business development	12,294	13.3%	13,769	111.5%
Clearing and brokerage fees	3,630	3.9%	2,701	21.9%
Occupancy and equipment	9,189	10.0%	13,117	106.2%
Communications	6,018	6.5%	7,051	57.1%
Other operating expenses	5,384	5.8%	31,716	256.8%
Goodwill impairment	-	0.0%	25,852	209.3%
Restructuring charges	-	0.0%	15,485	125.3%
Total non-interest expenses	125,936	136.4%	227,527	1842.5%

Operating loss	(33,654)	-36.4%	(215,180)	-1742.5%

OTHER INCOME:
Gain on disposition of subsidiary and other income	73,037	79.1%	831	6.7%

Income (loss) before income taxes and minority interest	39,383	42.7%	(214,349)	-1736.0%

Income tax benefit	(806)	-0.9%	(31,550)	-255.5%
Minority interest in (losses) earnings of consolidated subsidiary	(4,913)	-5.3%	3,079	24.9%

Net income (loss)	$45,102	48.9%	$(185,878)	-1505.4%

Basic earnings (loss) per share	$0.30		$(1.08)
Diluted earnings (loss) per share	$0.30		$(1.08)

Weighted average shares - basic (in thousands)	150,784		172,850
Weighted average shares - diluted (in thousands)	151,419		172,850

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

Q-1 08
Revenues
Investment banking:
Capital raising	$64,910
Advisory	5,076
Institutional brokerage:
Principal transactions	5,957
Agency commissions	25,850
Asset management:
Base management fees	4,644
Principal investment:
Interest	25,914
Net investment loss	(19,687)
Dividends	429
Mortgage banking:
Interest	36
Net investment income	468
Other	2,335
Total revenues	115,932
Interest expense	23,650
Revenues, net of interest expense	92,282

Non-interest expenses
Compensation and benefits	76,954
Professional services	12,467
Business development	12,294
Clearing and brokerage fees	3,630
Occupancy and equipment	9,189
Communications	6,018
Other operating expenses	5,384
Total non-interest expenses	125,936

Operating loss	(33,654)

Other income
Gain on disposition of subsidiary and other income	73,037

Net income before income taxes and minority interest	39,383

Income tax benefit	(806)
Minority interest in losses of consolidated subsidiary	(4,913)

Net income	$45,102

ROE (annualized)	48.9%
ROE (annualized-excluding AOCI) (1)	41.8%

Total shareholders' equity	$344,408
Total shareholders' equity, net of AOCI (1)	$455,761

Basic earnings per share	$0.30
Diluted earnings per share	$0.30

Ending shares outstanding (in thousands)	150,915

Book value per share	$2.28
Book value per share, net of AOCI (1)	$3.02

Gross assets under management (in millions)
Managed accounts	$333.9
Hedge & offshore funds	45.1
Mutual funds	1,702.9
Private equity and venture capital funds	21.4
Total	$2,103.3

Net assets under management (in millions)
Managed accounts	$333.9
Hedge & offshore funds	40.4
Mutual funds	1,698.0
Private equity and venture capital funds	20.2
Total	$2,092.5

Employee count	726

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	For the twelve months ended
	December 31, 2007	Q-4 07	Q-3 07	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$282,619	$25,648	$49,692	$110,032	$97,247
Advisory	34,063	4,973	16,480	6,152	6,458
Institutional brokerage:
Principal transactions	10,152	2,996	968	4,152	2,036
Agency commissions	104,792	26,153	26,257	28,564	23,818
Asset management:
Base management fees	23,549	5,542	6,119	6,360	5,528
Incentive allocations and fees	401	99	82	116	104
Principal investment:
Interest	501,130	51,057	115,450	152,927	181,696
Net investment loss	(221,956)	(22,327)	(136,475)	(3,441)	(59,713)
Dividends	3,173	805	526	883	959
Mortgage banking:
Interest	51,245	4,059	7,194	13,462	26,530
Net investment loss	(222,032)	(83,174)	(27,968)	(4,031)	(106,859)
Other	15,808	3,242	3,990	4,482	4,094
Total revenues	582,944	19,073	62,315	319,658	181,898
Interest expense	477,437	52,583	112,072	143,231	169,551
Revenues, net of interest expense	105,507	(33,510)	(49,757)	176,427	12,347

Non-interest expenses
Compensation and benefits	361,355	69,533	80,955	106,885	103,982
Professional services	55,741	15,598	12,281	14,008	13,854
Business development	43,518	10,878	7,713	11,158	13,769
Clearing and brokerage fees	12,514	2,797	3,953	3,063	2,701
Occupancy and equipment	52,302	13,791	12,695	12,699	13,117
Communications	28,690	6,899	7,148	7,592	7,051
Other operating expenses	82,246	15,706	16,140	18,684	31,716
Impairment of goodwill	162,765	108,013	-	28,900	25,852
Restructuring charges	46,985	21,466	6,172	3,862	15,485
Total non-interest expenses	846,116	264,681	147,057	206,851	227,527

Operating loss	(740,609)	(298,191)	(196,814)	(30,424)	(215,180)

Other income (loss)
Gain (loss) on sale of subsidiary shares	104,062	4	(2,450)	105,677	831

(Loss) income before income taxes
and minority interest	(636,547)	(298,187)	(199,264)	75,253	(214,349)

Income tax provision (benefit)	22,932	(15,817)	15,288	55,011	(31,550)
Minority interest in earnings (losses) of consolidated subsidiary	774	(12,008)	165	9,538	3,079

Net (loss) income	$(660,253)	$(270,362)	$(214,717)	$10,704	$(185,878)

ROE (annualized)	-84.4%	-138.2%	-91.9%	3.9%	-68.8%
ROE (annualized-excluding AOCI) (1)	-82.9%	-135.8%	-90.5%	3.9%	-68.2%

Total shareholders' equity	$393,691	$393,691	$698,214	$1,012,635	$989,213
Total shareholders' equity, net of AOCI (1)	$406,537	$406,537	$711,693	$1,000,071	$993,753

Basic (loss) earnings per share	$(3.95)	$(1.77)	$(1.28)	$0.06	$(1.08)
Diluted (loss) earnings per share	$(3.95)	$(1.77)	$(1.28)	$0.06	$(1.08)

Ending shares outstanding (in thousands)	150,674	150,674	158,671	173,756	172,846

Book value per share	$2.61	$2.61	$4.40	$5.83	$5.72
Book value per share, net of AOCI (1)	$2.70	$2.70	$4.49	$5.76	$5.75

Gross assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	52.1	52.1	61.7	61.7	67.1
Mutual funds	2,046.5	2,046.5	2,292.3	2,482.6	2,412.9
Private equity and venture capital funds	23.8	23.8	31.3	33.8	41.2
Total	$2,469.5	$2,469.5	$2,730.9	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	50.7	50.7	58.1	58.1	62.5
Mutual funds	2,034.6	2,034.6	2,285.1	2,474.7	2,406.4
Private equity and venture capital funds	22.6	22.6	29.8	32.0	38.0
Total	$2,455.0	$2,455.0	$2,718.6	$2,856.1	$2,765.7

Employee count	1,025	1,025	1,290	2,151	2,592

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars and shares in thousands, except per share amounts) (Unaudited)

ASSETS	31-Mar-08	31-Dec-07

Cash and cash equivalents	$337,041	$692,360
Restricted cash	178	14,166
Receivables	69,322	75,357
Investments:
Mortgage-backed securities, at fair value	2,770,334	1,791,480
Loans held for sale, net	-	65,074
Long-term investments	145,465	169,274
Trading securities, at fair value	42,675	19,057
Due from clearing broker	15,950	-
Derivative assets, at fair value	1,699	3,514
Intangible assets, net	10,147	9,837
Furniture, equipment, software and leasehold improvements, net	27,742	30,451
Prepaid expenses and other assets	70,183	74,385
Total assets	$3,490,736	$2,944,955

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold short but	$60	$206
not yet purchased, at fair value
Repurchase agreements	2,458,550	1,744,377
Derivative liabilities, at fair value	10,937	3,558
Interest payable	2,697	2,991
Accrued compensation and benefits	38,480	57,000
Accounts payable, accrued expenses and other liabilities	69,287	105,456
Due to clearing broker	-	7,059
Short-term loan financing	-	63,981
Long-term debt	322,155	323,575
Total liabilities	2,902,166	2,308,203

Minority interest	244,162	243,061

Shareholders' equity:
Common stock, 159,505 and 151,883 shares	1,595	1,519
Additional paid-in capital	1,472,623	1,468,801
Accumulated other comprehensive loss, net of taxes	(111,353)	(12,846)
Accumulated deficit	(1,018,457)	(1,063,783)
Total shareholders' equity	344,408	393,691

Total liabilities and shareholders' equity	$3,490,736	$2,944,955